POWER OF ATTORNEY

Effective November 7, 2012, the undersigned constitutes and appoints:

Stephen M. Lacy
John S. Zieser
Teresa T. Rinker
Deborah K. Miller
Cynthia S. G. Hammack

as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all SEC statements of ownership of securities, including, but not limited to Forms 3, 4, 5, 13G, and Form IDs as required under the Securities Exchange Act of 1934, and Form 144 as required under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done under said Acts to complete and file the said forms, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the Securities and Exchange Commission.  The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys-in-fact.

Dated:  November 7, 2012

      By:  Donald C. Berg

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                [Signature]